Earnings Presentation March 15, 2021 NYSE: PAR

Forward-Looking Statements. This presentation contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature, but rather are predictive of our future operations, financial condition, business strategies and prospects. Forward- looking statements are generally identified by words such as "anticipate," "believe," "belief," "continue," "could," "expect," "estimate," "intend," "may," "opportunity," "plan," "should," "will," "would," "will likely result," and similar expressions. Forward- looking statements are based on current expectations and assumptions that are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this presentation, including forward-looking statements relating to our expectations regarding the impact of the COVID-19 pandemic on our business, operations, financial condition, and financial results. Factors that could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this press release are described in our filings with the Securities and Exchange Commission. Non-GAAP Financial Measures The Company reports its financial results in accordance with GAAP. However, non- GAAP adjusted financial measures are provided because management uses these non- GAAP financial measures in evaluating the results of the Company's continuing operations and believes this information provides investors supplemental insight into underlying business trends and operating results. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. 2

PAR

Brink Overview



Bookings (locations)
913
725
814
1,181
1,525
Q4 '19
Q1 '20
Q2 '20
Q3 '20
Q4 '20



ARR (U$D '000,000)
19.2
22.2
21.4
22.8
24.7
Q4 '19
Q1 '20
Q2 '20
Q3 '20
Q4 '20

Q2-2020 includes sites temporarily closed due to COVID-19

3

Brink Site Count

Site Count (locations '000)


9.8
10.3
10.3
11.0
11.7
Q4'19
Q1'20
Q2'20
Q3'20
Q4'20

Backlog of Sites to Install (locations '000)


1.4
1.2
1.5
2.0
2.5
Q4'19
Q1'20
Q2'20
Q3'20
Q4'20

4

Brink ARR 5 Annual Recur r ing Revenue (U$D ‘000) 1 7 .9 K 1 9 .2 K 2 2 .2 K 2 1 .4 K 2 2 .8 K 2 4 .7 K 1,675 3,502 1,068 1,238 2,306 417 491 512 382 514 1,324 543 50

COVID Unit Impact 6 Br ink Tempor ar ily Clos ed Res t aur ant s ( loc a t ions) 0 755 430 406 Q1'20 Q2'20 Q3'20 Q4'20

Restaurant Magic Overview

Bookings (locations)



596
207
506
146
Q1 '20
Q2 '20
Q3 '20
Q4 '20

Avg MRR of New Bookings (U$D)



115
119
130
98
Q1 '20
Q2 '20
Q3 '20
Q4 '20

ARR (U$D '000,000)



8.6
7.4
8.7
8.8
Q1 '20
Q2 '20
Q3 '20
Q4 '20

Q2 to Q4 are net of C19 waiver

7

Restaurant Magic Site Count 8 5.4 5.1 5.7 5.9 Q1'20 Q2'20 Q3'20 Q4'20 Sit e Count ( loc a t ions ‘000)

Financials 9 5,295 6,721 3,783 6,658 6,757 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 Br ink rela t ed pr oduc t revenue (U$D ‘000)

Thank You!